                                                                    EXHIBIT 4.19


                   PRIVATE SECURITIES SUBSCRIPTION AGREEMENT
            CyberGuard Corporation/Capital Ventures International

                                                                    May 15, 1997


        THIS PRIVATE SECURITIES SUBSCRIPTION AGREEMENT (this "AGREEMENT") has been executed by the undersigned in connection with the sale pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), of certain shares of common stock, par value $0.01 per share (the "COMMON STOCK") of CyberGuard Corporation, 2101 West Cypress Creek Road, Fort Lauderdale, FL 33309, a corporation organized under the laws of Florida ("SELLER") to Capital Ventures International, c/o Heights Capital Management, located at 425 California Street, Suite 1100, San Francisco, CA 94104, a corporation organized under the laws of the Cayman Islands ("BUYER"). Seller and Buyer (collectively, the "PARTIES") each hereby represents, warrants and agrees as follows:

        1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

                (i) Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act;

                (ii) Buyer hereby subscribes for Seven Million Five Hundred Thousand United States Dollars ($7,500,000) of Seller's Common Stock (said shares of Common Stock being subscribed for by Buyer pursuant to this Agreement are referred to herein as the "COMMON SHARES") payable in United States Dollars as hereinafter provided, which purchase constitutes 100% of an offering (the "OFFERING") of Seven Million Five Hundred Thousand United States Dollars ($7,500,000) of Common Stock, more fully described herein and in the Offering Memorandum (as defined herein); and

                (iii) Seller will file, not later than 30 days after the Commitment Date (as hereinafter defined), a Registration Statement (the "REGISTRATION STATEMENT") with the SEC to register the resale of the Common Shares by Buyer and shall cause the Registration Statement to become effective within ninety (90) days after the Commitment Date. The date on which this
Agreement has been      signed by both Seller and Buyer is referred to herein
as the "COMMITMENT DATE."

        2.      BUYER'S REPRESENTATIONS AND AGREEMENTS

                Buyer represents, warrants and agrees as follows:

                (i) Buyer understands that the Common Shares have not been registered under the Securities Act, or any other applicable securities law, and, accordingly, none of the Common Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to, or in a transaction exempt from registration under, the Securities Act and any other applicable securities law. Buyer agrees not to sell any Common Shares except either (a) in accordance with the Registration Statement, in which case Buyer agrees to deliver a current prospectus to the extent required, or (b) in accordance with Rule 144 under the Securities Act, in which case Buyer agrees to comply with such rule.

                (ii) Buyer has been duly organized and is validly existing and in good standing in the jurisdiction of its organization. Buyer is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3), or (7) of Regulation D (an "ACCREDITED INVESTOR") that is acquiring the Common Shares. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Common Shares. Buyer has had a reasonable opportunity to ask questions of and received answers from Seller concerning Seller and the offering of the Common Shares. Buyer is not subscribing for the Common Shares as a result of any "general solicitation" or "general advertising" as such terms are defined by the interpretive materials of the SEC when used in connection with an offering exempt from registration under Section 4(2) of the Securities Act and Regulation D. Buyer is aware that it may be required to bear the economic risk of an investment in the Common Shares for an indefinite period, and Buyer is able to bear such risk for an indefinite period.

                (iii) Buyer is acquiring the Common Shares for its own account for investment purposes and not with a view to, or for offer or sale in connection with, the distribution thereof (subject to any requirement of law that the disposition of its property remains within its control) other than pursuant to this Agreement, the Registration Statement or in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding anything to the contrary in this Agreement, by making the representations herein, Buyer does not agree to hold the Common Shares for any minimum other specified period and reserves the right to dispose of the Common Shares at any time pursuant to effective registration or exemption from registration.

                (iv) Buyer acknowledges that Seller or the transfer agent for Seller's Common Stock (the "TRANSFER AGENT") shall register the transfer or exchange of any of the Common Shares only upon receipt of the certificate(s) evidencing such Common Shares with the customary documentation necessary for such transfer or exchange, it being understood by the parties that no opinion of counsel shall be required for any transfer contemplated by the Registration Statement;

                (v) Following each Call For Proceeds, Buyer may sell on any day only a number of Common Shares which does not exceed the trading volume on the previous Trading Day (as defined herein), as reported by Bloomberg, L.P. ("BLOOMBERG"). The number of Common Shares which may be sold each day thereafter shall be determined based upon the volume of the previous Trading Day. "TRADING DAY" shall mean a business day on which the Common Stock trades at least 1,000 shares in the Principal Market (as defined herein).

                (vi) Buyer acknowledges that Seller and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and further agrees that if any of such acknowledgments, representations and agreements made by Buyer are no longer accurate during such time as the Registration Statement is in effect, Buyer will promptly notify Seller.

                (vii) Buyer has received all information relating to the business, finances and operations of the Seller and materials relating to the offer and sale of the Common Shares which have been requested by the Buyer. Without limiting the generality of the foregoing, the Buyer had the opportunity to review the Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as amended by Amendment No. 1 thereto, the Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1996 and December 31, 1996, and the Offering Memorandum, dated May 15, 1997, prepared by Seller (the "OFFERING MEMORANDUM");

               (viii) This Agreement has been duly authorized, validly executed, and delivered on behalf of Buyer and is a valid and binding agreement upon Buyer enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally; and

               (ix) Buyer and Buyer's affiliates over which Buyer exercises investment discretion have no existing short position with respect to the common stock of Seller. Except at any time when the Closing Price (as hereinafter defined) of the Common Shares is greater than $15.50 per share, Buyer shall not, and shall cause Buyer's affiliates over which Buyer exercises investment discretion not to, enter into any short sales or other hedging transactions with respect to shares of Common Stock at any time after the execution of this Agreement by Buyer except with respect to shares of Common Stock with respect to which Buyer has received a Call for Proceeds (as hereinafter defined) by Seller; provided, however, that in no event shall the number of shares sold short exceed such number of shares as is issuable on the date of any such short sale to Buyer upon subsequent Calls for Proceeds, based on a Closing Price of $15.50 per share. If so requested by Seller, Buyer shall deliver a certificate of an executive officer or any other authorized representative of Buyer as to Buyer's compliance with the provisions of this
Section 2(ix).

        3.     SELLER'S REPRESENTATIONS

               Seller represents and warrants as follows:

               (i) Seller has not conducted any general solicitation or general advertising (as defined in Regulation D) with respect to any of the securities offered hereby.

               (ii) Each tranche of the Common Shares when issued, delivered and paid for at the price provided herein will be duly and validly authorized and issued, fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of Seller with respect to the Common Shares. The Common Stock is included in the Nasdaq National Market ("NASDAQ") and no suspension of trading in the Common Stock is in effect. Seller has submitted a notice to the National Association of Securities Dealers, Inc. (the "NASD") relating to the proposed issuance of the Common Shares and is not aware of any reason why inclusion of the Common Shares, subject to official notice of issuance, will not be approved by the NASD.


               (iii) Each of Seller and its subsidiaries, if any, (a) have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have the requisite corporate power to own their respective properties and to carry on their businesses as now being conducted; and (b) are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of their respective businesses makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on or development in the business, operations, properties, financial condition, results of operation or prospects of Seller or any of its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby. Seller has registered its common stock pursuant to

Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and is in full compliance with all reporting requirements of either Section 13(a) or 15(d) of the Exchange Act.

               (iv) Seller has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement being executed and delivered contemporaneously herewith, in the form attached to this Agreement as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT"), and to issue and sell the Common Shares in accordance with the terms hereof. The execution and delivery of this Agreement and the Registration Rights Agreement by Seller and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Common Shares), have been duly authorized by Seller's Board of Directors and no further consent or authorization of Seller, its Board or Directors, or its stockholders is required (under Rule 4460(i) promulgated by the NASD or otherwise). This Agreement and the Registration Rights Agreement have been duly executed and delivered by Seller. This Agreement and the Registration Rights Agreement constitute valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) are in full force and effect as of the date hereof, and the Investor is entitled to the rights set forth therein. Seller shall provide Buyer with a written update of this representation signed by Seller's Chief Executive Officer or Chief Financial Officer on behalf of Seller as of the date of each closing (as defined herein) hereunder.

               (v) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of the Common Shares and the transactions contemplated by this Agreement do not and will not (a) conflict with or result in a breach by Seller, or any of its subsidiaries, if any, of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of Seller, or any of its subsidiaries, if any, or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to Seller or by which any property or asset of Seller is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Seller is not in violation of its certificate of incorporation, bylaws or other organizational documents and is not in default (and no event has occurred which, with notice or lapse of time or both, would put Seller in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Seller is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of Seller is not being conducted, and shall not be conducted so long as Buyer owns any of the Shares, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Seller is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq for the foreseeable future.

               (vi) Other than (a) approval of the inclusion of the Common Shares by the NASD, which approval shall be obtained on or prior to the first closing date, (b) the requirements of any applicable blue sky laws, and (c) a Form D to be filed in connection with the Offering under Regulation D under the Securities Act, no authorization, approval or consent of or filing or registration with any court or federal, state or local governmental agency or body, any regulatory or self-regulatory agency, any stock exchange or market or any shareholder of the Seller is required for the execution, delivery or performance by Seller of any of its obligations under this Agreement in accordance with the terms hereof, including, without limitation the issuance and sale of the Common Shares as contemplated hereby;

               (vii) Since June 30, 1996, Seller has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing, together with any Current Reports on Form 8-K, if any, filed prior to the date hereof and after June 30, 1996, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein as the "SEC DOCUMENTS"). Seller has delivered to Buyer true and complete copies of each SEC Document which it has requested (except for such exhibits, schedules and incorporated documents), including without limitation copies of Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as amended by Amendment No. 1 thereto and the Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1996 and December 31, 1996. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the respective times they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has delivered to Buyer a true and correct copy of the Offering Memorandum. The Offering Memorandum, including the information incorporated by reference therein, as of the date thereof and the date of this representation, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Seller included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Seller and its subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of Seller included in the SEC Documents, Seller has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of Seller. Since June 30, 1996, there has been no Material Adverse Effect, except as disclosed in the SEC Documents or the Offering

Memorandum. Seller has not provided to Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Seller but which has not been so disclosed.

               (viii) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Seller or any of its subsidiaries, threatened against or affecting the Seller or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability
of the Seller to        perform its obligations under, this Agreement or any of
such other documents.

               (ix) The capitalization of Seller as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to Seller's stock option plans, the number of shares reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on Schedule 3(ix). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of Seller (including the Common Shares), are subject to preemptive rights or any other similar rights of the stockholders of Seller or any liens or encumbrances. Except as disclosed in Schedule 3(ix) or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Seller, or arrangements by which Seller is or may become bound to issue additional shares of capital stock of the Company, and
(ii) there are no agreements or arrangements under which Seller is obligated to register the sale of any of its or their securities under the Securities Act. Seller has furnished to Buyer true and correct copies of Seller's articles of incorporation and bylaws, and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of Seller.

                (x) All information relating to or concerning Seller set forth in this Agreement or provided to Buyer in connection with the transactions contemplated hereby is true and correct in all material respects and Seller has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to Seller or its businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Seller but which has not been so publicly announced or disclosed.

               (xi) Seller acknowledges and agrees that Buyer is not acting as financial advisor or fiduciary of Seller (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and any advice given by Buyer or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is merely incidental to each Investor's purchase of Common Shares. Seller further represents to Buyer that Seller's decision to enter into this Agreement has been based solely on an independent evaluation by Seller and its representatives.

               (xii) Seller is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

               (xiii) Neither Seller, nor any of its affiliates, nor to Seller's Actual Knowledge (as defined herein) any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act. For purposes of the preceding sentence, the term "ACTUAL KNOWLEDGE" means the actual knowledge of Seller's Chief Executive Officer, Chief Financial Officer or General Counsel.

               (xiv) Seller owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in Seller's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. Seller does not infringe nor is it in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xv) Neither Seller, nor any director, officer, agent, employee or other person acting on behalf of, Seller, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      4.       SELLER'S COVENANTS

               Seller covenants and agrees as follows:

               (i) Seller will file a Form D with respect to the Common Shares as required under Regulation D and provide a copy thereof to Buyer promptly after such filing. Seller will, prior to the initial closing date, take such action as Seller shall reasonably determine as necessary to qualify the Common Shares for, or obtain the exemption for the Common Shares for, sale to Buyer at the closing dates pursuant to this Agreement under applicable securities or "blue sky" laws of the State of California and the Commonwealth of Pennsylvania, and shall provide evidence of any such action so taken to the Buyer on or prior to the initial closing date.

               (ii) On or before the initial closing date Seller will file a request for inclusion of the Common Shares with the NASD and provide evidence of such filing to Buyer. For a period of three years after the final closing date so long as Buyer beneficially owns any of the Common Shares, Seller will file all reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and Seller will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

               (iii) On or prior to each closing date Seller will instruct the Transfer Agent to issue the Common Shares purchased hereunder to be registered in the name of Buyer or its nominee in such denominations as are specified by Buyer at least one business day prior to the applicable closing date. Seller agrees that no instruction other than such instructions referred to in this subsection will be given by Seller to the Transfer Agent with respect to the Common Shares, that no legend restricting transfer of the Common Shares will appear on any certificate representing Common Shares and that the Common Shares shall be freely transferable on the books and records of Seller as and to the extent provided in this Agreement and the Registration Rights Agreement.

               (iv) Seller shall notify the SEC and Nasdaq, the American Stock Exchange or the New York Stock Exchange (whichever is the principal trading market for the Common Stock, hereinafter called the "PRINCIPAL MARKET") and any other applicable market in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of all of the Common Shares to Buyer.

               (v) Seller will cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to the Registration Statement, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such Registration Statement or to terminate or suspend its reporting and filing obligations under the Exchange Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock (including the Common Shares) on the Principal Market, including taking all action necessary to cause the Common Shares that are issuable under this Agreement to be authorized for listing or trading on the Principal Market, subject to official notice of issuance and will comply in all respects with the Seller's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

               (vi) Prior to the first call for proceeds, Seller may terminate the transaction within 120 days after the Commitment Date. In such event, Seller agrees to issue to Buyer three (3) year warrants to purchase an aggregate of 170,000 Common Shares at the Closing Price on such termination date. The form of such warrants is attached to this Agreement as Exhibit B.

               (vii) In the event the Registration Statement is not declared effective by the SEC within ninety (90) days after the Commitment Date, Buyer's obligations to purchase the Common Shares may be terminated upon the election of the Buyer by notice to Seller; provided, however, that Buyer in its sole discretion may (but shall not be required to) extend this 90-day period for an additional 90 days. In the event that the Registration Statement is not declared effective by the SEC within 180 days after the Commitment Date, Buyer may terminate the transaction within 15 days of the end of such period, and, if so terminated, Seller agrees to issue to Buyer warrants to purchase 170,000 Common Shares at the Closing Price on such termination date.

               (viii) If Seller has made Calls for Proceeds with respect to at least $3,750,000 of the Common Shares within the one-year period following the Effective Date (as defined herein), Seller may, in its sole discretion, elect to extend the period during which Seller may make Calls for Proceeds by an additional six (6) months.

               (ix) After one year from the Effective Date, or one year and six months after the Effective Date in the event Seller has extended the call period pursuant to Section 4(viii):

                     (a) Seller agrees to issue to Buyer warrants to purchase Common Shares based on the following: (x) if Seller has made Calls for Proceeds with respect to the full $7,500,000 of Common Shares, Buyer shall be issued no warrants; (y) if Seller has not made a Call for Proceeds with respect to any Common Shares, Buyer shall be issued warrants to purchase 170,000 Common Shares; and (z) if Seller has made Calls for Proceeds with respect to some, but less than the full $7,500,000 of Common Shares, Buyer shall be issued warrants to purchase Common Shares on a pro rata basis. (For example, if Seller has made Calls for Proceeds with respect to $3,000,000 of Common Shares, Buyer shall be issued warrants to purchase 102,000 Common Shares.) In each such case, the warrant exercise price shall be the Closing Price on the Trading Date that is one year (or one year and six months, as the case may be), after the Effective Date.

                     (b) In the alternative to the receipt of warrants pursuant to Section 4(ix)(a), Buyer may, in its sole discretion, elect to purchase from Seller such number of Common Shares at $15.50 per share as is equal to the quotient obtained by dividing (x) the difference of $7,500,000 less the aggregate dollar amount of all prior Calls for Proceeds by (y) 15.50.

               (x) In the event of a merger, consolidation or sale of all or substantially all of Seller's assets prior to the termination of this Agreement, Buyer may, in its sole discretion, elect either to: (i) purchase such dollar amount of Common Shares as is equal to the difference of $7,500,000 less the aggregate dollar amount of all prior Calls for Proceeds at the lesser of (a) $15.50 per share or (b) the Closing Price as of the Trading Day immediately preceding the public announcement of such merger, consolidation or acquisition or (ii) deem such merger, consolidation or acquisition to be an immediate termination of this Agreement in which case Seller shall issue to Buyer warrants to purchase Common Shares on a pro rata basis (determined in accordance with the terms and provisions of Section 4(ix)(a)), the exercise price of which warrants shall be equal to the Closing Price as of the Trading Day immediately preceding the public announcement of such merger, consolidation or acquisition.

               (xi) Seller agrees that it will not issue a press release or other communication to the public containing Buyer's name or other information that could identify Buyer without Buyer's written consent.

      5.       CALLS FOR PROCEEDS

               (i) During the 12-month period, and during any period of extension pursuant to Section 4(viii), following the date on which the Registration Statement is declared effective by the SEC (the "EFFECTIVE DATE"), Seller may deliver written notices pursuant to the terms of Section 12 hereof to Buyer (each such notice hereinafter referred to as a "CALL FOR PROCEEDS," and the date such a notice is given hereinafter called a "CALL DATE") stating a dollar amount (the "DOLLAR AMOUNT") of Common Shares which Seller intends to sell to Buyer three business days following the Call Date. Notice constituting each Call for Proceeds shall be given by Seller by telecopy after the Principal Market has closed but by no later than 5:30 p.m., New

York time, and such notice shall not be effective unless given to Buyer care of its offices in San Francisco and Bala Cynwyd. "BUSINESS DAY" shall mean any day on which Nasdaq (or, if on such day the Principal Market is not Nasdaq, such Principal Market) is open for trading.

               (ii)  (a)   If the Closing Price (as defined herein) is greater
than $8.00 on the Call Date for the first Call for Proceeds (the "DESIGNATED FIRST CALL FOR PROCEEDS"), the aggregate amount of the Designated First Call for Proceeds may not be more than three (3) times the Trading Volume (as defined herein). "TRADING VOLUME" shall mean the dollar amount of the average daily trading volume of the Common Stock, calculated based upon the average closing bid price and average daily trading volume over the twenty (20) Trading Days preceding the applicable Call Date, in each case as reported by Bloomberg.

                     (b) With respect to each Call for Proceeds (other than the Designated First Call for Proceeds, if any), the aggregate amount of such Call for Proceeds may not be more than one and one-half (1.5) times the Trading Volume.

               (iii) There must be at least fifteen (15) Business Days between each Call for Proceeds; provided, however, that there must be at least forty
(40) Business Days between the Designated First Call for Proceeds, if any, and the Call for Proceeds immediately subsequent thereto if the aggregate amount of the Designated First Call for Proceeds exceeds one and one-half (1.5) times the Trading Volume.

               (iv) The closing (each, a "CLOSING") for the number of Common Shares to be sold pursuant to each Call for Proceeds shall occur on the third Business Day following the Call Date with respect to such Call for Proceeds (each, a "CLOSING DATE"). The number of Common Shares to be sold at the Closing that occurs on the applicable Closing Date shall be the greater of (a) the quotient obtained in dividing the Dollar Amount in the applicable Call for Proceeds by $15.50 and (b) the sum of (x) the quotient obtained in dividing the Dollar Amount up to one and one-half (1.5) times the Trading Volume by 88% of the Call Price (as defined herein), plus, with respect to the Designated First Call for Proceeds, (y) the quotient obtained in dividing the Dollar Amount, if any, in excess of one and one-half (1.5) times the Trading Volume by 80% of the Call Price, rounding any fractional share up to a full share. The "CALL PRICE" with respect to any Call for Proceeds shall mean the average Closing Price (as defined herein) during the five Trading Days immediately preceding the Call Date relating to such Call for Proceeds, appropriately adjusted to reflect any pending stock dividend, stock split or similar transaction. With respect to any Trading Day, the "CLOSING PRICE" shall mean the closing bid price as reported by Bloomberg for the Common Stock on such Trading Day. The first Closing Date is sometimes referred to herein as the "INITIAL CLOSING DATE" and the last closing date is sometimes referred to herein as the "FINAL CLOSING DATE." The Closing that occurs on the initial closing date is sometimes referred to herein as the "INITIAL CLOSING" and the Closing that occurs on the final closing date is sometimes referred to herein as the "FINAL CLOSING."

               (v) Seller may Call for Proceeds only when the Closing Price for the Common Stock on the Call Date with respect to such Call for Proceeds is equal to or greater than the average Closing Price during the five Trading Days preceding such Call Date.

               (vi) On or before the Closing Date for the Closing with respect to each Call for Proceeds, Seller shall deliver to Buyer a certificate or certificates (in denominations as instructed by Buyer) for the Common Shares, registered in the name of Buyer or Buyer's nominee. Promptly, but no later than one business day following receipt of the certificate(s) representing the Common Shares to be issued in connection with such Call for Proceeds, Buyer shall pay the purchase price for such Common Shares by wire transfer pursuant to the instructions of Seller. Such instructions shall be provided by notice to Buyer no later than the Call Date for such Call for Proceeds.

               (vii) Notwithstanding the foregoing, in no event may Seller issue to Buyer a number of Common Shares which exceeds nineteen and nine-tenths percent (19.9%) of the number of shares of Common Stock outstanding on the Commitment Date. In the event such number of Common Shares is reached, no additional Calls for Proceeds may be made nor may additional Common Shares be issued pursuant to this Agreement

      6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER TO PURCHASE COMMON SHARES ON ANY CLOSING DATE

               The obligation of Buyer hereunder to acquire and pay for Common Shares on any Closing Date is subject to the satisfaction, at or before such Closing Date of each of the following conditions set forth below, which conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

               (i)   The representations and warranties of Seller shall be

true and correct in all material respects as of the date when made and as of such Closing Date, as though made at that time (except for representations and warranties that speak as of a particular date or refer to a particular point in time which shall be true and correct as of such date or time).

               (ii) Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to such Closing Date.

               (iii) As of such Closing Date, no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

               (iv) On or prior to such Closing Date, Buyer shall have received an opinion of counsel to Seller (in substantially the form of Exhibit
C), dated such Closing Date, and such other certificates, opinions of other counsel, and documents as Buyer or its counsel shall reasonably require incident to the Closing scheduled to occur on such Closing Date.

               (v) As of such Closing Date, the Registration Statement shall be effective and no stop order or other suspension suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending.

               (vi) On or prior to such Closing Date, Seller and Buyer shall have entered into the Registration Rights Agreement, and, as of such Closing Date, such agreement shall be in full force and effect.

               (vii) As of such Closing Date, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (viii) As of such Closing Date, trading of the Common Stock on the Principal Market shall not been have been suspended or limited, and trading in securities generally as reported by the Principal Market shall not have been suspended or limited.

               (ix) On or prior to such Closing Date, Buyer shall have received a certificate from the Chief Executive Officer and/or the Chief Financial Officer of Seller, dated such Closing Date, in substantially the form of Exhibit D hereto.

               (x) Since the Commitment Date, and on or prior to such Closing Date, there shall not have occurred any event which would constitute a Material Adverse Effect.

               (xi) On or prior to such Closing Date, there shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to Seller and there shall not have commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors and there shall have been no calling of a meeting of creditors of Seller or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of Seller.

               (xii) As of such Closing Date, the Common Shares to be delivered on such Closing Date shall have been approved for trading on the Principal Market, subject to official notice of issuance.

      All representations, warranties and covenants shall survive each Closing and termination of this Agreement.

      7. THIRD PARTY BENEFICIARY. The parties acknowledge and agree that Shoreline Pacific, the Institutional Division of Financial West Group ("Shoreline Pacific"), shall be deemed a third party beneficiary of Seller's agreements and representations set forth in this Agreement, entitled to enforce the terms thereof, and to indemnification for any damages resulting to Shoreline Pacific from any actual or threatened breach thereof by Seller, both in Shoreline Pacific's personal capacity and, should Shoreline Pacific so elect and Buyer permits, on behalf of Buyer.

      8.       SHORELINE PACIFIC

               (i) Seller's obligations hereunder shall also be conditioned upon Seller receiving a representation letter from Shoreline Pacific ("SHORELINE") regarding the manner of conducting this offering, in the form agreed upon by Seller and Shoreline a copy of which is attached hereto as Exhibit E.

               (ii) Seller acknowledges that it shall be solely responsible for payment of any and all brokerage, finders or similar fees due and owing to Shoreline in connection with the transactions contemplated under this Agreement, and that Buyer shall have no liability with respect to such fees.

      9. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to rules governing the conflict of laws.

      10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the transactions contemplated hereby, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. No provision of this Agreement may be amended or waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

      11. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery or delivery by facsimile at the address or facsimile number designated below (if delivered on a business day during regular business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during regular business hours where such notice is to be received). The addresses and facsimile numbers for such communications shall be:


               to the Seller:

                  CyberGuard Corporation
                  2101 West Cypress Creek Road
                  Fort Lauderdale, FL  33309
                  Phone No.: (954) 973-5356
                  Fax No.: (954) 973-5160
                  Attention: Patrick O. Wheeler, Chief Financial Officer

               with copies to:

                  Holland & Knight
                  One East Broward Boulevard, Suite 1300
                  Fort Lauderdale, FL  33301-4811
                  Phone No.:  (954) 468-7953
                  Fax No.:  (954) 463-2030
                  Attention:  D. Ronald Surbey, Esquire

               to the Buyer:

                  Capital Ventures International
                  c/o Heights Capital Management
                  423 California Street, Suite 1100
                  San Francisco, CA  94104
                  Phone No.:  (415) 403-6500
                  Fax No.:  (415) 403-6525
                  Attention: Johann Koehne

               and, if required pursuant to Section 5(i), to:

                            Capital Ventures International
                            c/o Susquehanna Financial Group
                            401 City Line Avenue
                            Bala Cynwyd, PA  19004
                            Phone No.:  (610) 617-2760
                            Fax No.:  (610) 617-2707
                            Attention: Michael Howe

               with copies to:

                            Wolf, Block, Schorr and Solis-Cohen
                            111 South 15th Street, 12th Floor
                            Philadelphia, PA  19102-2678
                            Fax No.:  (215) 977-2740
                            Phone No.:  (215) 977-2324
                            Attention:  Richard A. Silfen, Esquire

               Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving written notice of such change to the other party hereto.

      13. WAIVERS. No waiver by either party of any default with respect to any provisions, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      14. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither Buyer nor the Seller shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that Buyer may assign its rights and obligations hereunder to any acquirer of substantially all of the assets of Buyer provided that such assignment shall be subject to the Seller's prior written consent which consent may not be unreasonably withheld. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.







                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

               IN WITNESS WHEREOF, this Agreement was duly executed as of the date first written above.


                             CAPITAL VENTURES INTERNATIONAL


                             By:  HEIGHTS CAPITAL MANAGEMENT, as agent


                                  By:

                                        Andrew Frost
                                        President
                                  Date: May      , 1997


                             CYBERGUARD CORPORATION


                             By:
                                  Patrick O. Wheeler
                                  Chief Financial Officer

                                                            Date: May     , 1997

                                                                  SCHEDULE 3(IX)

                          CAPITALIZATION OF SELLER


                                                                                 NUMBER OF SHARES
                                                                                 ----------------
Authorized capital stock:
                Common stock, par value $.01 per share ("Common Stock")              20,000,000
                Preferred stock, par value $.01 per share ("Preferred Stock")         5,000,000
Outstanding capital stock (as of May 9, 1997):
                Common stock                                                          7,386,315
                Preferred stock                                                              --
Capital stock reserved for issuance:
               Shares of Common Stock reserved for issuance pursuant to the
CyberGuard Corporation Stock Incentive Plan, as amended (the
"Plan")                                                                               1,369,211
               Shares of Preferred Stock reserved for issuance pursuant to the CyberGuard Corporation Stockholder Protection Rights
Agreement dated September 15, 1994                                                       20,000
Shares of Common Stock issuable upon exercise of options
currently outstanding pursuant to the Plan                                            1,025,595
Shares of Common Stock issuable upon exercise of options
currently outstanding (other than pursuant to the Plan)                                 663,310
Shares of Common Stock issuable upon exercise of warrants
currently outstanding                                                                   200,000
Shares of Common Stock issued subject to restrictions (i.e.,
shares of "restricted stock")                                                            15,000
Shares of Common Stock subject to registration rights (other
than shares issuable pursuant to this Agreement)                                        200,000


                                                                       EXHIBIT A


                        REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT, dated as of May 15, 1997 (this "AGREEMENT"), is made by and among CyberGuard Corporation, a Florida corporation (the "COMPANY"), and the person named on the signature page hereto (the "INVESTOR").

                            W I T N E S S E T H:

      WHEREAS, in connection with the Private Securities Subscription Agreement, of even date herewith between the Investor and the Company (the "SUBSCRIPTION AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Investor shares and warrants to purchase shares (collectively, the "COMMON SHARES" or the "SHARES") of Common Stock, $0.01 par value (the "COMMON STOCK");

      WHEREAS, the Subscription Agreement relates to an offering (the "OFFERING") of Seven Million Five Hundred Thousand Dollars U.S. ($7,500,000), which Subscription Agreement was received and countersigned by the Company on May 15, 1997 (the "COMMITMENT DATE"), pursuant to which the Investor committed to purchase the full $7,500,000 of Common Shares; and

      WHEREAS, to induce the Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws with respect to the Shares;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.    DEFINITIONS.

      (a) As used in this Agreement, the following terms shall have the following meanings:

              (i) "INVESTOR" or "INVESTORS" means the Investor and any transferee or assignee who agrees to become bound by the provisions of this
Agreement in    accordance with Section 9 hereof.

              (ii) "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 or another form acceptable to Investor in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

              (iii)  "REGISTRABLE SECURITIES" means the Shares.

              (iv) "REGISTRATION STATEMENT" means a registration statement under the Securities Act.

              (v)    "RULE 144" means Rule 144 promulgated under the Securities
Act.

              (vi) "WARRANTS" means warrants to purchase Common Shares issued to the Investor in connection with the Subscription Agreement.

      (b) As used in this Agreement, the term Investor includes (i) each Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

      (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

2.    REGISTRATION.

      (a) INITIAL REGISTRATION. The Company shall prepare and file with the SEC within 30 days of the Commitment Date, a registration statement on Form S-3 covering at least 1,470,085 shares of Common Stock as Registerable Securities hereunder, and which Registration Statement shall state that, in accordance with Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

      (b) PIGGY-BACK REGISTRATIONS. If at any time prior to the date which is four years, in the case of Shares issuable upon the exercise of Warrants, or 30 months, in the case of other Shares, after the final closing date under the Subscription Agreement the Company shall file with the SEC a Registration Statement relating to an underwritten offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity of business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Investor who is entitled to registration rights under this Section 2(b) written notice of such determination and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registerable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registerable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registerable Securities shall be made pro rata among the Investors seeking to include Registerable Securities, in proportion to the number of registerable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registerable Securities unless the Company has first excluded all outstanding securities the holders of which are entitled to inclusion of such securities in such Registration Statement by reason of piggyback registration rights, are not entitled to pro rata exclusion with the Registerable

Securities and are not entitled by right to inclusion of securities in such Registration Statement; and provided further, however, that after giving effect to the immediately preceding proviso, any exclusion of Registerable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registerable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. The obligations of the Company under this Section 2(b) may be waived by Investors holding a majority in interest of the Registerable Securities and shall expire after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(b) for two registrations; provided, however, that any Investor who shall have had any Registerable Securities excluded from any Registration Statement in accordance with this Section 2(b) shall be entitled to include in an additional Registration Statement filed by the Company the Registerable Securities so excluded. If an offering in connection with which an Investor is entitled to registration under this
Section 2(b) is an underwritten offering, then each Investor whose Registerable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registerable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

      (c) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registerable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

      (d) SALES UNDER RULE 144. Notwithstanding the registration of Registerable Securities in accordance with Section 2(a), if at any time of offer and sale of such Registerable Securities by an Investor such Registerable Securities can be sold pursuant to Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at anytime permit the Investor to sell securities of the Company to the public without registration ("RULE 144") in the manner, amount and on such terms as such Investor wishes to offer and sell such Registerable Securities, such Investor may endeavor to offer and sell such Registerable Securities pursuant to Rule 144; provided, however, that such Investor shall not be required to limit the amount or manner of sale or otherwise modify such offer or sale to use Rule 144; and provided further, however, that such Investor shall have no liability to the Company under this Section 2(d) if such Investor does not offer and sell such Registerable Securities pursuant to Rule 144 notwithstanding the availability thereof.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

      (a) prepare promptly and file with the SEC promptly (but in no event later than the applicable time periods set forth in Section 2(a)) a Registration Statement or Statements with respect to all Registrable Securities to be included therein, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as possible after such filing, and keep the Registration Statement, if the Registration Statement utilizes to Rule 415, effective at all times until such date as is four years, in the case of Shares issuable upon the exercise of Warrants, or 30 months, in the case of other Shares, after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that, subject to the conditions set forth in Section 4(a) below, each Investor may notify the Company in writing that it wishes to exclude all or a portion of its Registrable Securities from such Registration Statement; provided further, however, that if at any time one year or more after the final closing date under the Subscription Agreement the Investor shall be entitled to sell all Registrable Securities held by the Investor pursuant to Rule 144, in a period of three consecutive months then the Company shall, so long as it meets the current public information requirements of Rule 144, thereafter no longer be required to maintain the registration of Registrable Securities pursuant to this Agreement.

      (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until such date as is two years or, two years and six months in the case where Seller has exercised its option to extend the call period pursuant to the last paragraph of Section 5 of the Subscription Agreement, after the date such Registration Statement is first ordered effective by the SEC, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

      (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

      (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until such date as is the earlier of four years, in the case of Shares issuable upon the exercise of Warrants, or 30 months, in the case of other Shares, after the date such Registration Statement is first ordered effective by the SEC and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (II) subject itself to general taxation in any such jurisdiction,
(III) file a general consent to service of process in any such jurisdiction,
(IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

      (e) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

      (f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

      (g) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

      (h) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of the Registration Statement;

      (i) make available for inspection by any Investor whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "INSPECTORS"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the registration statement, and shall not make any disclosure (except to an Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or Investor until and unless such Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this
Section 3(i). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

      (j) use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the quotation of the Registrable Securities on the Nasdaq National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

      (k) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

      (l) cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investors may reasonably request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investor whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the shares have been registered; and

      (m) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

      (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "REQUESTED INFORMATION") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five
(5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "NON-RESPONSIVE INVESTOR"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

      (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

      (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

      (d) In the event Investors holding a majority in interest of Registerable Securities being registered determined to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registerable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registerable Securities from the Registration Statement; and

      (e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registerable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably requested under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to its Registerable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

5. EXPENSES OF REGISTRATION. All expenses (other than brokerage commissions or discounts and, in connection with securities registered pursuant to
      Section 2(b) hereof, the pro rata portion of state and federal filing fees) incurred in connection with registrations, filings or qualifications pursuant to Section 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investors shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investors pursuant to Section 3(g) hereof.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "CLAIMS") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (III) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and (IV) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

      (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs
(I) in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Regulation M; and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

      (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

      (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this
Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. CONTRIBUTION. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without Registration, until such time as the Investors have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144, the Company agrees to:

      (a) make and keep public information available, as those terms are understood and defined in Rule 144;

      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration.

9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all or any portion of such securities only if:

      (a) (i) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (x) the name and address of such transferee or assignee and (y) the securities with respect to which such registration rights are being transferred or assigned, (ii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iii) at or before the time the Company received the written notice contemplated by clause (i) of this subsection the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (iv) the transferee or assignee acquires (or has the right to acquire) at least 100,000 shares of Common Stock as a result of such transfer or assignment;

      (b) in the case of a transfer or assignment which constitutes a transfer or assignment of rights pursuant to the Subscription Agreement, such transfer or assignment is not in violation of Section 15 of the Subscription Agreement; or

      (c) such transfer or assignment is made to an affiliate of any Investor or a clearing or other agent of any Investor in connection with the customary trading activities of such Investor.


10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor who hold a majority in interest of the Registrable Securities. Any amendment of waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.   MISCELLANEOUS.

      (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

      (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at CyberGuard Corporation, 2101 West Cypress Creek Road, Ft. Lauderdale, FL 33309, Attention: Mr. Patrick Wheeler, Chief Financial Officer, and (ii) if to the Investor, at the address set forth under its name in the Subscription Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

      (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

      (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          CYBERGUARD CORPORATION



                          By
                               -------------------------------------
                               Patrick O. Wheeler,
                               Chief Financial Officer
                               Date: May 15, 1997




                          CAPITAL VENTURES INTERNATIONAL

                          BY:  HEIGHTS CAPITAL MANAGEMENT, as agent



                          By
                               ---------------------------------------
                               Andrew Frost,
                               President, Heights Capital Management
                               Date: May 15, 1997

                                                                       EXHIBIT B


     VOID AFTER 5:00 P.M. NEW YORK CITY
     TIME ON [               ], 2000



           THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE
           OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY AND THEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                        Right to Purchase Common Shares,
                                        par value $0.01 per share

     Date:____________, 1997

                           CYBERGUARD CORPORATION
                           STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, CAPITAL VENTURES
INTERNATIONAL, a corporation organized under the laws of the Cayman Islands ("CVI"), or its registered assigns, is entitled to purchase from CYBERGUARD CORPORATION, a corporation organized under the laws of the State of Florida (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _______________ (_________) fully paid and nonassessable shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") of $_____ per share (and in no event less than $0.01). The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants, if any, of the Company issued in connection with the Private Securities Subscription Agreement by and between the Company and CVI, dated April ___, 1997 (the "SUBSCRIPTION AGREEMENT").

      This Warrant is subject to the following terms, provisions, and conditions:

12.   MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.
      Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant
Shares specified in the Exercise Agreement or (ii) if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act of 1933, as amended
(the "SECURITIES ACT"), delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

13. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and before 5:00 p.m., New York City time on the third (3rd) anniversary of the date of issuance (the "EXERCISE PERIOD").

14. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

            (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

            (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

15. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

      In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

            (a) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever on or after the date of the first closing under the Subscription Agreement, the Company issues or sells, or in accordance with
Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price (as hereinafter defined) on the date of issuance ("DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                       E = E~x~{O+P OVER M} OVER CSDO

     where:


                E'    =    the adjusted Exercise Price;
                E     =    the then current Exercise Price;
                M     =    the then current Market Price (as defined in Section 4(1));
                O     =    the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
                P     =    the aggregate consideration, calculated as set forth in Section 4(b)
                           hereof, received by the Company upon such Dilutive Issuance; and
                CSDO  =    the total number of shares of Common Stock Deemed Outstanding
                           (as defined in Section 4(1)) immediately after the Dilutive Issuance

              (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                  (ii)  ISSUANCE OF CONVERTIBLE SECURITIES.

                        (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                        (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the date of issuance of such Convertible Security was 75% of the Market Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 75% of the Market Price existing at the time of the adjustment required by this sentence.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted,issued or sold.

                  (iv)  TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED

CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common
Stock issued    upon exercise or conversion thereof), never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or
sale.   In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                  (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date of the first closing under the Subscription Agreement in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; or (iii) upon the exercise of the Warrants.

              (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the first closing under the Subscription Agreement subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the first closing under the Subscription Agreement combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

              (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

              (e) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time after the first closing under the Subscription Agreement, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

              (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION") at any time after the first closing under the Subscription Agreement, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

              (g) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

              (h) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

              (i) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

              (j) OTHER NOTICES.  In case at any time:

                  (i)  the Company shall declare any dividend upon the Common

Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

              (k) CERTAIN EVENTS. If, at any time after the first closing under the Subscription Agreement, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in
Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

              (l) CERTAIN DEFINITIONS.

                  (i) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                  (ii) "MARKET PRICE," as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (iii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Shares, par value $0.01 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

16. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

17. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

18.   TRANSFER. EXCHANGE. REDEMPTION AND REPLACEMENT OF WARRANT.

              (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable with the prior written consent of the Company, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in
Section 7(f) and (g) hereof and to the provisions of Section 2(i) of the Subscription Agreement and provided, further, that no consent of the Company shall be required for transfers to affiliates of the holder and to clearing firms that execute trades on behalf of the holder. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of ____________, 1997, by and among the Company and the other signatory thereto (the "REGISTRATION RIGHTS AGREEMENT").

              (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

              (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

              (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

              (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

              (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant. as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

              (g) ADDITIONAL RESTRICTIONS ON EXERCISE OR TRANSFER. Notwithstanding anything contained herein to the contrary, in no event shall the holder hereof exercise Warrants to the extent that (a) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other securities (including, without limitation, the Preferred Stock) of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of the Warrants (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial Ownership by such holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. In addition, no Subject Holder (as defined below) may sell or otherwise transfer in a private sale which is not a Permitted Sale (as defined below) during any ninety (90) day period a portion(s) of the Warrants or any other securities of the Company subject to limitations on sale or transfer analogous to the limitations contained herein, which, if exercised for or converted into Common Stock at the time of the transfer, would represent, in the aggregate (together with any other shares of Common Stock transferred), beneficial ownership by the transferee(s) of more than 4.9% of the Common Stock then outstanding. For purposes of this paragraph, (i) "SUBJECT HOLDER" means any holder of Warrants who, but for the provisions of the immediately preceding Section and this Section, may be deemed to beneficially own 5% or more of the outstanding Common Stock of the Company and (ii) "PERMITTED SALE" means any sale or transfer (x) to the Company or to a shareholder or a group of shareholders who immediately prior to the sale control a majority of the Company's voting shares; (y) to an affiliate of such holder; or (z) in connection with any merger, consolidation, reorganization or sale of more than 50% of the outstanding Common Stock of the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment only and not with a view to the distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.

              (h) REDEMPTION. If, at any time after the first anniversary of the date of issuance hereof, the closing bid price for the shares of Common Stock as reported on the Nasdaq National Market (or the then principal trading market for the Common Stock if not the Nasdaq National Market) (the "REPORTED PRICE"), shall, for a period of twenty (20) consecutive trading days (the "DETERMINATION PERIOD"), be greater than or equal to $_____ (subject to equitable adjustments from time to time for the events described in Section 4(c)), then the Company shall have the right, exercisable on the first trading day after the Determination Period, by written notice to the holders of this Warrant (a "REDEMPTION NOTICE") of such exercise at least thirty (30) days prior to the date of redemption (the "REDEMPTION DATE") to redeem this Warrant and all, but not less than all, of the other Warrants then outstanding in full at a redemption price per Warrant equal to the product of (i) the number of shares of Common Stock issuable upon the exercise of such Warrant, multiplied by (ii) $.01. Notwithstanding the foregoing, the Company shall not have the right to redeem this Warrant pursuant to this Section 7(h) unless, on the seventeenth (17th) day of the Determination Period, the Company notifies the holder of this Warrant of the Company's potential ability to deliver a Redemption Notice in three (3) days and the potential redemption price hereof. Nothing herein shall prevent the exercise of, and the holder shall have the right to exercise this Warrant at any time during the period after the Redemption Notice and on or prior to the Redemption Date.

19. REGISTRATION RIGHTS. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

20. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

              If to the Company:

              CyberGuard Corporation
              2101 West Cypress Creek Road
              Fort Lauderdale, FL  33309
              Telephone No.: (954) 973-5356
              Fax No.: (954) 973-5160
              Attention: General Counsel

              with copy to:

              Holland & Knight
              One East Broward Boulevard
              Suite 1300
              Fort Lauderdale, FL  33301-4811
              Telephone No.: (954) 468-7953
              Fax No.: (954) 463-2030
              Attention: D. Ronald Surbey, Esquire

and if to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 9.

21. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the United States federal courts located in Pennsylvania in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

22.   MISCELLANEOUS.

              (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

              (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

              (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised at any time during the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.


                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                     CYBERGUARD CORPORATION

                                     By:

                                             Name:

                                             Title:

                         FORM OF EXERCISE AGREEMENT
       (To be Executed by the Holder in order to Exercise the Warrant)

     The undersigned hereby irrevocably exercises the right to purchase _______ of the shares of Common Stock of CyberGuard Corporation, a corporation organized under the laws of the State of Florida (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144(k) is unavailable:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT.

      ii. The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      ----------------------                 Signature of Holder

                                             Name of Holder (Print)

                                             Address:

                             FORM OF ASSIGNMENT



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                Address                 No. of Shares
----------------                -------------------------------------







and hereby irrevocably constitutes and appoints________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:
      ---------------, ------


In the presence of


--------------------       Name:

                                   Signature:
                                   Title of Signing Officer or Agent (if any):



                                   Address:



                           Note: The above signature should correspond exactly with the name on the face of the within Warrant.

                                                                       EXHIBIT C

                    [Form of Opinion of Holland & Knight]

        We have acted as counsel to CyberGuard Corporation, a Florida corporation (the "Company"), in connection with the Private Securities Subscription Agreement dated May __, 1997 (the "Agreement"), between the Company and you. This opinion is provided to you at the request of the Company
pursuant to     6(iv) of the Agreement.

        In connection with this opinion, we have examined executed copies of the following documents:

        1.   The Agreement;
        2. The Registration Rights Agreement among the Company and you dated May __, 1997;
        3.   The form of Warrants attached to the Agreement as Exhibit B;
        4. The Company's Articles of Incorporation, as amended, as certified by the Secretary of State of the State of Florida on ___________;
        5.   The Company's Bylaws;
        6. A certificate of good standing for the Company issued on _________ by the Secretary of State of Florida; and
        7. Certificates, dated as of the date hereof, containing certain representations and executed by certain officers of the Company in connection with the Closing.
        8. The Offering Memorandum, including the material incorporated there in by reference.
        9. Certificates, dated as of the date hereof, containing certain representations and executed by certain officers of the Company in connection with the Closing.

     The documents numbered 1 through 3 listed above are hereinafter collectively referred to as the "Transaction Documents" and the documents numbered 4 through 7 listed above are hereinafter collectively referred to as the "Constituent Documents".

     This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal laws of the United States and the laws of the State of Florida. Except as otherwise indicated herein, capitalized terms used in this opinion are defined as set forth in the Agreement or the Accord.

     With respect to factual matters, we have relied upon the representations made by the Company in Section 2 of the Agreement and the certificate referred to in Item 9, above. With respect to our opinions expressed below relating to valid existence and good standing, we have relied, without independent investigation, upon the certificate of good standing referred to above.

     To the extent that the laws of New York govern the Transaction Documents, we assume that the interpretation and application of those laws to the Transaction Documents will be the same as if they were governed by the laws of Florida.The General Qualifications, the Bankruptcy and Insolvency Exception, the Equitable Principles Limitation, and the
Other Common Qualifications apply to the opinions expressed below.

     The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified for purposes of applying the Accord to this Opinion to mean the lawyers in this firm who have given substantive legal attention to representation of the Company in connection with the Transactions.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The Company and its subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, have all requisite corporate power and authority to conduct their respective businesses as described in the Offering Memorandum, or the materials incorporated by reference therein, own or lease all of the assets owned or leased by them, and are duly licensed or qualified as foreign corporations to do business in each jurisdiction in which the nature of the business conducted by them makes such license or qualification necessary and in which the failure to become so licensed or so qualify would have a material adverse effect on the Company taken as a whole.

     (2) The Company is not an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and, if the Company conducts its business as described in the Offering Memorandum, or the materials incorporated reference therein, will not become an "investment company" and will not be required to register under the Investment Act.

     (3) (i) The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Common Shares and the Warrants, (ii) the execution and delivery of the Transaction Documents and the Warrants by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) the Transaction Documents have been duly authorized, executed and delivered by the Company and
(iv) the Transaction Documents constitute, and the Warrants, when duly executed and delivered, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     (4) The Common Shares have been validly issued and are fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The delivery of the Common Shares pursuant to the terms of the Transaction Agreements will pass title to the Common Shares to you, free and clear of all liens, encumbrances and claims. The number of shares of Common Stock issuable upon exercise of the Warrants has been duly reserved for such issuance.

     (5) As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, par value $0.01 per share, of which ________ shares are issued and outstanding, and ________ shares are reserved for issuance as follows:__________________, and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. No shares of Common Stock or Preferred Stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company pursuant to the Articles of Incorporation or Bylaws or by statute or pursuant to any agreement by which the Company is bound of which we are aware, or have been issued in violation of any statutory preemptive rights or, to our Actual Knowledge, similar contractual rights, and, to our Actual Knowledge, are not subject to any liens or encumbrances. The Common Stock has been duly authorized for quotation in the Nasdaq National Market. To our Actual Knowledge, except for the rights contemplated under the Transaction Agreements, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the "Securities Act"), except the Registration Rights Agreement.

     (6) Other than you and to those persons listed on Schedule 1 hereto, to our Actual Knowledge no holder of any securities of the Company has the right to require registration of shares of the Common Stock or other securities of the Company. The description of the Common Shares contained, or incorporated by reference, in the Offering Memorandum conforms to the rights set forth in the instruments defining the same and is in conformity with the requirements of the Securities Act.

     (7) Based upon your representations, warranties and covenants set forth in the Agreement, the Common Shares and the Warrants may be issued to you without registration under the Securities Act.

     (8) Other than necessary approvals that have been obtained and are in full force and effect, no authorization, approval, license or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market, the stockholders of the Company, or, to our Actual Knowledge, any third party is required to be obtained by the Company under the Securities Act in connection with the (A) authorization, issuance, transfer, sale or delivery of the Common Shares and the Warrants, or (B) execution, delivery and performance of the Transaction Documents by the Company, or (C) taking of any action contemplated in the Transaction Documents or any other transactions contemplated thereby.

     (9) To our Actual Knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company taken as a whole or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Transaction Documents.

     (10) The Company is not in violation of any term of its Articles of Incorporation or Bylaws. Neither the Articles of Incorporation nor the Bylaws of the Company are in violation of the laws of the State of Florida. The execution, delivery and performance of, and compliance with, the terms of the Transaction Documents, the sale and issuance of the Common Shares and Warrants (and the Common Stock issuable upon conversion or exercise thereof) and the consummation by the Company of the transactions contemplated in the Transaction Documents, do not (i) violate, conflict with, result in a breach of any of the terms of provisions of (a) the Articles of Incorporation or Bylaws of the Company or, (b) any provision of any applicable United States federal or state law, rule or regulation; (ii) to our Actual Knowledge, violate or constitute a default (or give rise to any right of termination, cancellation or acceltion) under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or result in the creation of any lien, charge, security interest or encumbrance on the assets or properties of the Company pursuant to any indenture, mortgage, deed of trust, voting trust agreement, contract or other agreement or instrument, binding upon the Company, or any existing statute, rule or regulation, or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties which, individually or in the aggregate, would have a material adverse effect on the Company taken as a whole.

     (11) To our Actual Knowledge, all of the representations and warranties of the Company contained in the Agreement or in any certificate or document contemplated under the Transaction Documents are true and correct as of the date hereof.

     (12) Other than taxes that to our Actual Knowledge have been paid, there are no transfer or similar taxes payable in connection with the sale and delivery of the Common Shares or the Warrants (or the issuance of shares of Common Stock upon the exercise of the Warrants) by the Company to you.

     (13) A Registration Statement, Registration Number 333-******, relating to your resale of the Common Shares (the "Registration Statement"), has been declared effective under the Securities Act and, to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or any part thereof and no proceedings for that purpose have been instituted or threatened under the Securities Act or the Securities Exchange Act of 1934, as amended.

     In the process of our review of the Offering Memorandum, and the materials incorporated by reference therein, although we have not engaged in any independent investigation, and do not assume any responsibility for the accuracy or completeness of the information contained therein, nothing has come ntion that would lead us to believe that any of the Offering Memorandum or such materials contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, as of the date thereof, in the case of the Offering Memorandum, or the date of its filing with the Securities and Exchange Commission, in the case of such materials.

     No opinion is expressed as to consents, authorizations or orders required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares or the Warrants.

                                   EXHIBIT A

                             OFFICER'S CERTIFICATE

     I, _______________________, Executive Officer of CyberGuard Corporation, a Florida corporation (the "Company"), do hereby certify that:

        1. This Certificate is being delivered to and may be relied upon by Holland & Knight LLP ("Counsel") in delivering its opinion of counsel pursuant to the requirements of that certain Private Securities Subscription Agreement dated May __, 1997 between the Company and Capital Ventures International, Inc. and the documents related thereto (the "Transaction Documents"). All initial capital words used herein and not otherwise defined shall have the same meaning ascribed thereto in the Transaction Documents.

        2. Neither the Company nor any of its properties or assets, are bound by, subject to or affected by any note, indebtedness, bond, mortgage, lien, indenture, deed of trust, or other similar instrument or obligation other than: (i) those set forth on Schedule 1 attached hereto; and (ii) debt incurred in the ordinary course of business.

        3. The Company's subsidiaries are:

        4. The Company and its subsidiaries are authorized to do business in the following jurisdictions:


        5. None of the Company nor its subsidiaries is required to do business in any jurisdiction other than those listed above.

        6. There are ____________________ shares of Common Stock of the Company outstanding and _____________________ shares of Preferred Stock outstanding. The following shares of common stock are reserved for issuance for the purposes set forth below:




        7. No authorizations, approvals, consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of any of the Transaction Documents to which its is a party or for the validity or enforceability thereof, except as otherwise referred to in the Transaction Documents.

        8. There are no actions, suits, proceedings or investigations pending or, threatened, including without limitation, actions, suits or proceedings relating to product or service liability claims, against or affecting the Company or any of its properties or business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether as plaintiff or defendant, which individually or in the aggregate could have a Material Adverse Effect. There is no state of facts or contemplated event which may reasonably be expected to give rise to such claim, action, suit, proceeding or investigation which could have a Material

   Adverse Effect. The Company is not operating under, or subject to, or in default with respect to, any judgment, order, writ, injunction, rule, regulation or decree of any court or federal, state, municipal or other governmental agency or body, domestic or foreign.

        9. The Company is not in violation of, or default under, and the execution and delivery of the Transaction Documents, and the performance by the Company of its obligations thereunder, will not be in conflict with, or constitute (with or without the passage of time or giving of notice) a breach of default under, or require any consent or waiver (other than any consents or waivers that have been obtained) pursuant to, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the assets of the Company under (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any instrument, mortgage, deed of trust, contract or agreement to which the Company is a party or by which it is bound, or (iii) any judgment, decree or order of a court, tribunal or governmental authority by which the Company is bound.

        10. The schedules attached to the Transaction Documents have been prepared by officers and employees of the Company and, to the best of my knowledge, are accurate and complete and do not fail to include therein any material fact necessary to make the statements therein not misleading.

EXHIBIT D

                         FORM OF OFFICER'S CERTIFICATE

     The undersigned, Chief ______________________ Officer of CYBERGUARD CORPORATION, a Florida corporation (the "Company"), hereby certifies, on behalf of the Company that:

             All of the representations and warranties of the Company contained in the Private Securities Subscription Agreement (the "Agreement"), dated May 15, 1997, by and between the Company and CAPITAL VENTURES INTERNATIONAL, a corporation organized under the laws of the Cayman Islands, were true and correct on and as of the date of execution of the Agreement, are true and correct on and as of the date hereof and have been true and correct as of all times between the date of such execution and the date hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name this
date of                           , 1997.





                                         Chief                      Officer
                                              ----------------------
                                              CyberGuard Corporation

                                                                       EXHIBIT E

                            FORM OF SHORELINE LETTER

                         [SHORELINE PACIFIC LETTERHEAD]
[date]

CyberGuard Corporation
2101 West Cypress Creek Road
Fort Lauderdale, Florida 33309
Attn.:  Mr. Pat Wheeler, Chief Financial Officer

RE: CYBERGUARD CORPORATION (THE "COMPANY") PRIVATE SECURITIES SUBSCRIPTION AGREEMENTS (THE "SUBSCRIPTION AGREEMENTS") DATED MARCH ____, 1997 BY AND AMONG THE COMPANY AND CERTAIN BUYERS OF SHARES OF THE COMPANY'S COMMON STOCK

Ladies and Gentlemen:

     Reference is made to (i) the letter agreement between us dated February 18, 1997 (the "Engagement Letter") and (ii) the Subscription Agreements executed in connection with the Company's private placement (the "Private Placement") of shares of its Common Stock (the "Common Shares") for which we have acted as the placement agent.

     We hereby represent and warrant to the Company that we have conducted all sales and solicitation efforts in a manner consistent with the requirements of
Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 under Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, both in respect those persons who are buyers of the Common Shares and those who determined not to purchase Common Shares in the Private Placement.

     Further, we hereby consent and agree that the Company may, at its option, make reference to Cowan & Co. in any press release or tombstone announcement as having participated in the arranging of this financing for the Company.

Sincerely,

SHORELINE PACIFIC,
THE INSTITUTIONAL DIVISION OF FINANCIAL WEST GROUP

By: